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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
First Regional Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1801 CENTURY PARK EAST
CENTURY CITY, CALIFORNIA 90067

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2005

        NOTICE IS HEREBY GIVEN TO THE SHAREHOLDERS OF FIRST REGIONAL BANCORP (the "Company") that, pursuant to the Bylaws of the Company and the call of its Board of Directors, the 2005 Annual Meeting of Shareholders of First Regional Bancorp will be held in the Board Room of First Regional Bank, 8th Floor, 1801 Century Park East, Century City, California 90067 on Tuesday, May 17, 2005, at 11:00 a.m., for the purpose of considering and voting upon the following matters:

  1.
  Election of Directors. Electing the following three (3) persons to the Board of Directors (Class 1 Directors) to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and have qualified.

    Class 1

    Gary M. Horgan
    Thomas E. McCullough
    Richard E. Schreiber

  2.
  Other Business. Transacting such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on March 31, 2005 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting.

                      By Order of the Board of Directors

                      Thomas E. McCullough, Corporate Secretary
                      First Regional Bancorp

Dated: April 25, 2004

        The Bylaws of the Company provide for the nomination of directors in the following manner:

          "Section 2.11. Nomination of Directors. Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nominations are to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged bankrupt. The notice shall be signed by the nominating shareholder and by the nominee. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to the nomination of a person to replace a proposed nominee who had died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee."

        YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS OF THE COMPANY'S BOARD OF DIRECTORS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS. YOU MAY REVOKE YOUR PROXY PRIOR TO THE TIME IT IS EXERCISED BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING OF YOUR REVOCATION OF YOUR PROXY, OR BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.

PROXY STATEMENT
2005 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 17, 2005

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 2005 Annual Meeting of Shareholders (the "Meeting") of First Regional Bancorp (the "Company") to be held in the Board Room of First Regional Bank, 8th Floor, 1801 Century Park East, Century City, California 90067 on Tuesday, May 17, 2005, at 11:00 a.m., and at any and all adjournments thereof.

        This Proxy Statement and the enclosed form of proxy were first sent to shareholders eligible to receive notice of and vote at the Meeting on or about April 25, 2005.

        The matters to be considered and voted upon at the Meeting will be:

  1.
  Election of Directors. Electing the following three (3) persons to the Board of Directors (Class 1 Directors) to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and have qualified.

    Class 1

    Gary M. Horgan
    Thomas E. McCullough
    Richard E. Schreiber

  2.
  Other Business. Transacting such other business as may properly come before the Annual Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

        A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such a Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the Proxy Holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and by voting in person at the Meeting. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders in accordance with the instructions on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED IN THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED

AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY'S BOARD OF DIRECTORS.

Persons Making The Solicitation

        This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company and its subsidiary, First Regional Bank (the "Bank"), may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

VOTING SECURITIES

        There were issued and outstanding 4,063,745 shares of the Company's Common Stock on March 31, 2005, which has been fixed as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. Each holder of Common Stock, of which there were more than 700 as of the record date, will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders. Pursuant to the Company's bylaws, shares may not be cumulated for purposes of electing directors.

        Directors are elected by plurality vote. Abstentions and broker non-votes do not have the effect of a vote in opposition to the election of a director. Abstentions are counted toward a quorum which requires a bare majority of outstanding shares.

SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Management of the Company does not know of any persons other than those set forth below who are the beneficial owners of more than 5% of the Company's outstanding Common Stock as of March 31, 2005. The following table sets forth certain information, as of March 31, 2005, concerning the beneficial ownership of the Company's outstanding Common Stock by each of the principal shareholders, the directors and director nominees of the Company and by all directors and named executive officers (1) of the Company as a group.

Name and Title	Common Stock Beneficially Owned(2)(3)		Percent of Class(3)
Fred M. Edwards Director	32,650	(4)	*
H. Anthony Gartshore President and Director	101,089	(5)	2.44%
Gary M. Horgan Director	19,500	(6)	*
Thomas E. McCullough Corporate Secretary and Director	68,374	(7)	1.67%
Richard E. Schreiber Director	3,571	(8)	*
Lawrence J. Sherman Vice Chairman of the Board	75,800	(9)	1.85%
Jack A. Sweeney Chairman of the Board, Chief Executive Officer and principal shareholder	1,266,170	(10)	30.60%
Steven J. Sweeney General Counsel	173,783	(11)	4.27%
Elizabeth Thompson Chief Financial Officer	6,588	(12)	*
All Directors and Officers as a Group (9 in Number)	1,747,525	(13)	40.52%
Wellington Management Company, LLP	318,507	(14)	7.84%
Capital Research and Management Company	240,000	(15)	5.91%

*
Less than 1%.

(1)
The named executive officers, as determined pursuant to Item 402(a)(3) of Regulation S-K, include the Company's Chairman of the Board and Chief Executive Officer, President, Corporate Secretary, General Counsel and Chief Financial Officer. The address of each director and named executive officer is c/o First Regional Bancorp, 1801 Century Park East, Century City, California 90067.

(2)
This figure includes shares beneficially owned, as determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934. Unless otherwise indicated, the persons named herein have sole voting power over shares reported.

(3)
Shares subject to options held by directors and officers that were exercisable within 60 days after the Record Date ("vested"), are treated as outstanding for the purpose of computing the number and percentage of outstanding securities of the class owned by such person but not for the purpose of computing the percentage of the class owned by any other person.

(4)
This figure, as well as percentage of class, includes as if currently outstanding, 17,500 shares underlying vested but unexercised stock options granted to Mr. Edwards pursuant to the Company's 1999 Stock Option Plan.

(5)
This figure includes 3,196 shares of the Company's Employee Stock Ownership Plan (the "ESOP") and 4,156 shares held in the Company's 401(k) Plan ("401(k) Plan"). This figure, as well as percentage of class, also includes as if currently outstanding, 73,714 shares underlying vested but unexercised stock options granted to Mr. Gartshore pursuant to the Company's 1999 Stock Option Plan.

(6)
This figure, as well as percentage of class, includes as if currently outstanding, 14,500 shares underlying vested but unexercised stock options granted to Mr. Horgan pursuant to the Company's 1999 Stock Option Plan. Mr. Horgan disclaims beneficial interest in 80 shares held by him which are not included in this figure.

(7)
This figure includes 3,349 shares in the ESOP and 8,572 shares held in the 401(k) Plan. This figure, as well as percentage of class, also includes as if currently outstanding, 37,428 shares underlying vested but unexercised stock options granted to Mr. McCullough pursuant to the Company's 1999 Stock Option Plan.

(8)
This figure includes 3,571 shares underlying vested but unexercised stock options granted to Mr. Schreiber pursuant to the Company's 1999 Stock Option Plan.

(9)
This figure, as well as percentage of class, includes as if currently outstanding 24,500 shares underlying vested but unexercised stock options granted to Mr. Sherman pursuant to the Company's 1999 Stock Option Plan.

(10)
This figure includes 35,000 shares held by the Sweeney Foundation, over which Mr. Sweeney shares voting and investment power, 31,958 shares held in the 401(k) Plan and 75,193 shares held as the trustee of the ESOP. While Mr. Sweeney exercises voting power over unallocated ESOP shares, Mr. Sweeney does not participate beneficially in the ESOP. Mr. Sweeney's business address is 1801 Century Park East, 8th Floor, Century City, California 90067. This figure, as well as percentage of class, includes as if currently outstanding, 73,714 shares underlying vested but unexercised stock options granted to Mr. Sweeney pursuant to the Company's 1999 Stock Option Plan.

(11)
This figure includes 47,000 shares held by the Steven John Sweeney Irrevocable Trust, of which Steven J. Sweeney is the sole trustee and sole beneficiary. This figure also includes 46,000 shares held by the Patricia Lynne Sweeney Irrevocable Trust and 42,000 shares held by the Cynthia Louise McLean Irrevocable Trust, of which trusts Steven J. Sweeney serves as sole trustee but not beneficiary. This figure also includes as if currently outstanding 3,571 shares underlying vested but unexercised stock options granted to Steven J. Sweeney pursuant to the Company's 1999 Stock Option Plan. This figure also includes 212 shares in the ESOP and 35,000 shares held by the Sweeney Foundation, for which Steven J. Sweeney shares voting and investment power.

(12)
This figure, as well as percentage of class, includes as if currently outstanding 142 shares underlying vested but unexercised stock options granted to Ms. Thompson pursuant to the Company's 1999 Stock Option Plan. This figure also includes 1,184 shares in the ESOP and 1,262 shares held in the 401(k) Plan.

(13)
This figure, as well as percent of class, also includes, as if currently outstanding, 248,640 shares vested, or which will vest within sixty (60) days of the Record Date to all officers and directors as a group, but which have not been exercised pursuant to the Company's 1999 Stock Option Plan.

(14)
Wellington Management Company, LLP ("Wellington Management") is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Certain of Wellington Management's client accounts hold securities of the Company. In its capacity as investment adviser or investment sub-adviser to such accounts, under Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder, Wellington Management may be deemed to share beneficial ownership of such securities. Wellington Management's address is 75 State Street, Boston, Massachusetts 02109.

(15)
Capital Research and Management Company is affiliated with two shareholders of the Company, including SMALLCAP World Fund, Inc., which holds 139,200 shares of the Company's common stock, and American Funds Insurance Series—Global Small Capitalization Fund, which holds 100,800 shares. Capital Research and Management Company's address is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and certain information as of March 31, 2005, concerning the directors and the named executive officers of the Company:

	Age	Business Experience During the Past Five Years	Year First Appointed or Elected Director or Officer of the Company
Fred M. Edwards Director	70	Vice Chairman, Stern Fisher Edwards (securities brokerage); President, Fisher Edwards Investment Counsel (investment advisors)	1999
H. Anthony Gartshore President and Director	61	President, First Regional Bancorp and First Regional Bank	1996
Gary M. Horgan Director	57	Partner, Horgan, Rosen, Beckham & Coren, L.L.P. (law firm)	1997
Thomas E. McCullough Corporate Secretary and Director	52	Corporate Secretary, First Regional Bancorp; Executive Vice President and Chief Operating Officer, First Regional Bank	1993
Richard E. Schreiber Director	64	Partner, Tatum CFO Partners, LLP (professional services partnership) since June 2003; Director of Financial Projects of Kaiser Foundation Health Plan, Inc. (HMO), from February 1999 to February 2003	2003
Lawrence J. Sherman Vice Chairman of the Board	81	Vice Chairman, First Regional Bancorp	1981
Jack A. Sweeney Chairman of the Board and Chief Executive Officer	75	Chairman of the Board and Chief Executive Officer of First Regional Bancorp and First Regional Bank	1981
Steven J. Sweeney General Counsel	40	General Counsel, First Regional Bancorp; Executive Vice President and General Counsel, First Regional Bank	2003	(16)
Elizabeth Thompson Chief Financial Officer	44	Chief Financial Officer of First Regional Bancorp and First Regional Bank	2003	(17)

(16)
Steven J. Sweeney was appointed a Director of the Company's subsidiary, First Regional Bank, in May 2003. Mr. Sweeney became the Bank's Executive Vice President and General Counsel effective July 2003, and was later appointed General Counsel of First Regional Bancorp. From 1996 until June 2003, Mr. Sweeney, practiced law with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP and in private practice.

(17)
Elizabeth Thompson was appointed the Company's and the Bank's Chief Financial Officer effective January 2003. From 1998 until December 2002, Ms. Thompson served as the Bank's Controller.

ELECTION OF DIRECTORS

Number of Directors; Classification of Board

        The Company's Bylaws currently provide for a range of five (5) to nine (9) directors, and permit the exact number of directors of the Company to be fixed by Board or shareholder action. The Board of Directors has fixed the number of directors at seven (7). The Company's Bylaws provide for a classified board of directors. In 2004, four Class 2 directors, Jack A. Sweeney, H. Anthony Gartshore, Lawrence J. Sherman and Fred M. Edwards, were elected to terms expiring in 2006. Two Class 1 directors, Gary M. Horgan and Thomas E. McCullough, were elected in 2003 to terms expiring in 2005. Richard E. Schreiber was designated a Class 1 director in 2003, which term also expires in 2005.

Nominees

        The Board of Directors will nominate for election as Directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and have qualified:

    Gary M. Horgan
    Thomas E. McCullough
    Richard E. Schreiber

all of whom are currently members of the Company's Board. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve if elected. Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of competing nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

Selection and Evaluation of Director Candidates

  Nomination of Directors

        The Company's Board of Directors does not have a standing nominating committee. The independent members of the Board assume the responsibility for identifying candidates for membership on the Board and make determinations as to the qualifications of candidates based on their character, judgment, and business experience, as well as their ability to add to the Board's existing strengths. After identifying appropriate candidates for membership on the Board, the independent directors recommend their candidates for nomination to the full Board. The independent directors are Fred M. Edwards, Gary M. Horgan, Lawrence J. Sherman and Richard E. Schreiber. The Board has adopted a resolution addressing the nominations process.

        The Board's policies with respect to director nominees have been to consider, among other factors: (a) the business experience of the candidate; (b) his or her reputation and influence in the community and standards of moral and ethical responsibility; and (c) availability and willingness to devote time to fully participate in the work of the Board and its committees.

        In considering a candidate, the Board conducts a confidential background check, review of financial statements and business history, in-depth interviews with the candidate, and contacts with references and knowledgeable people in the local business and financial community. The criteria have also included having a reasonable level of education and business experience consistent with the duties and responsibilities of a financial institution director, at least some familiarity with banking, and a willingness to participate in training and educational opportunities for bank directors.

  Shareholder Nominees

        The Company's Board of Directors will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits, as discussed above. Any shareholder nominations proposed for consideration by the Board should include the nominee's name and qualifications for Board membership and should be addressed to:

    Thomas E. McCullough
    Corporate Secretary
    First Regional Bancorp
    1801 Century Park East
    Century City, California 90067

        In addition, the Bylaws of the Company permit shareholders to nominate directors for consideration at an Annual Shareholders' Meeting. For a description of the process for nominating directors in accordance with the Bylaws, please see the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

Board of Directors and Committees of the Board

        During 2004, the Board of Directors of each of the Company and the Bank held twelve (12) regular meetings and two (2) special meetings.

        The Board of Directors of the Company has an Audit Committee composed of Messrs. Edwards, Schreiber and Sherman. This committee is responsible for overseeing internal audit functions and for interfacing with the Company's independent certified public accountants, Deloitte & Touche LLP. The Audit Committee met fifteen (15) times during 2004.

        The Company has a Compensation Committee, which consists of Messrs. Edwards, Horgan, Schreiber and Sherman. The Committee is responsible for reviewing and approving the Company's overall compensation and benefit programs, and for administering the compensation of the Company's and Bank's executive and senior officers consistent with the Company's business plans, strategies and goals. The Compensation Committee met four (4) times during 2004.

        The Company's Board of Directors does not have a standing nominating committee. After identifying appropriate candidates for membership on the Board, the independent directors recommend their candidates for nomination to the full Board. The independent directors are Fred M. Edwards, Gary M. Horgan, Lawrence J. Sherman and Richard E. Schreiber.

        During 2004, no director of the Company attended less than 75% of the aggregate meetings of the Company's Board of Directors and its Committees on which such director served during the period for which they had been a director.

        The Company's Board of Directors has determined that a majority of the directors on the Board are "independent," as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq"). These independent directors include Fred M. Edwards, Gary M. Horgan, Richard E. Schreiber and Lawrence J. Sherman, comprising a majority of the Company's Board of Directors, which currently has seven members.

COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

        Directors who are also officers of the Bank or the Company do not receive fees for service on the Board or the Committees. During 2004, each outside director received $900 for each regular meeting of the Board of Directors of the Bank attended; $100 for each meeting of the Company's Board attended; and $400 for each meeting of the Loan Committee attended. Lawrence J. Sherman receives a monthly retainer of $2,000 for serving as Vice Chairman. On this basis, the directors of the Company received the following aggregate fees during 2004: Fred M. Edwards, $27,600; Gary M. Horgan, $13,200; Richard E. Schreiber, $28,200; and Lawrence J. Sherman, $51,000.

        The following table sets forth a summary of annual and long term compensation for the Chief Executive Officer of the Company and all executive officers of the Company with compensation, paid or accrued, in excess of $100,000.

Annual Compensation
Name and Principal Position						All Other Compensation(19)
	Year	Salary(18)		Bonus
Jack A. Sweeney Chairman of the Board and Chief Executive Officer of the Company and the Bank	2004 2003 2002	$ $ $	659,770 492,391 366,834	$ $ $	300,000 180,000 50,000	$ $ $	69,510 63,098 60,352	(20) (20) (20)
H. Anthony Gartshore President of the Company and the Bank	2004 2003 2002	$ $ $	337,437 271,618 239,193	$ $ $	245,000 150,000 40,000		N/A N/A N/A
Thomas E. McCullough Corporate Secretary of the Company; Executive Vice President and Chief Operating Officer of the Bank	2004 2003 2002	$ $ $	271,140 215,888 190,399	$ $ $	190,000 120,000 30,000		N/A N/A N/A
Steven J. Sweeney General Counsel of the Company; Executive Vice President and General Counsel of the Bank(21)	2004 2003 2002	$ $	141,475 60,000 N/A	$ $	20,000 0 N/A		N/A N/A N/A
Elizabeth Thompson Chief Financial Officer of the Company and the Bank	2004 2003 2002	$ $ $	116,304 104,507 91,894	$ $ $	5,000 9,000 0		N/A N/A N/A

(18)
These figures include the Company's matching contributions to the 401(k) Plan ($6,470 (2004), $5,891 (2003) and $5,433 (2002) for Mr. Sweeney; $6,486, $5,665 and $4,845 for Mr. Gartshore; $6,190, $5,334 and $4,750 for Mr. McCullough; and $2,923, $2,755 and $2,489 for Ms. Thompson), the Company's matching contribution to the Income Deferral Plan ($183,300, $136,500 and $101,400 for Mr. Sweeney; $28,000, $23,000 and $20,500 for Mr. Gartshore; and $22,000, $7,600 and $6,799 for Mr. McCullough), and the fair market value of the shares of the Company's common stock allocated to Mr. Gartshore ($22,950, $12,953 and $8,848), Mr. McCullough ($22,950, $12,954 and $8,848), Mr. Steven Sweeney ($11,475, $0 and N/A) and Ms. Thompson ($11,880, $6,737 and $2,759) pursuant to the Employee Stock Ownership Plan in 2004, 2003 and 2002, based upon the closing price of the stock at the time the allocation was made.

(19)
The Bank furnishes and plans to continue to furnish to certain officers the use of Bank-owned automobiles which are used primarily for Bank business purposes. The Bank has also provided and plans to continue to provide certain of its officers with specified life and medical insurance benefits. In addition, the Bank provided certain of its executive officers with memberships in various clubs and organizations, primarily for business development purposes. Since portions of the automobile expenses, insurance premiums and club memberships attributable to personal use are not believed to exceed $50,000 or ten percent (10%) of the compensation reported in the table per individual, such amounts have not been included in the foregoing figures.

(20)
Income attributed to the economic value of that portion of a split dollar insurance policy which benefits a life insurance trust established by Mr. Sweeney. Of these amounts, Mr. Sweeney's life insurance trust reimbursed the Company $40,980 for 2004, $37,200 for 2003 and $33,610 for 2002.

(21)
Steven J. Sweeney joined the Bank as Executive Vice President and General Counsel on July 1, 2003.

Stock Options

        No stock options were granted during 2004. The Company has not issued Stock Appreciation Rights ("SARs").

        The following table sets forth certain information regarding stock options exercised during 2004 by the Chief Executive Officer and all executive officers with Compensation in excess of $100,000.

			Number of Unexercised Options at 12/31/04	Value of Unexercised Options at 12/31/04
Name	Shares Acquired on Exercise	Value Realization	Exercisable/Unexercisable	In the Money Exercisable/Unexercisable(22)
Jack A. Sweeney	0	N/A	73,714/52,286	$3,098,342/2,015,118
H. Anthony Gartshore	0	N/A	73,714/52,286	$3,098,342/2,015,118
Thomas E. McCullough	0	N/A	37,428/29,572	$1,568,134/1,121,436
Steven J. Sweeney	0	N/A	3,571/21,429	$118,593/711,657
Elizabeth Thompson	1,000	37,230	3,142/858	$144,966/28,494

(22)
Based on market price of $54.00 on December 31, 2004.

401(k) Plan and Employee Stock Ownership Plan

        The Company sponsors a defined contribution 401(k) Plan benefitting substantially all employees. At the discretion of the Board of Directors, the Company matches employee contributions. Currently, the Company provides 50% matching up to the first 6% of wages contributed by an employee. Company contributions are used to buy the Company's common stock on the open market for allocation to the employee's accounts in the 401(k) Plan. The Company contributed approximately $199,000 in 2004.

        In 1998, the Company established for eligible employees an Employee Stock Ownership Plan and Trust ("ESOP"). Eligible full-time and part-time employees employed with the Bank who have been credited with at least 1,000 hours during a 12-month period and who have attained age 21 are eligible to participate.

        Shares of the Company's common stock purchased by the ESOP are held in a trust account for allocation among participants as the loan is repaid. The number of shares allocated each plan year is dependent upon the ratio of that year's total loan payment to the aggregate payments scheduled to occur throughout the term of the loan. The annual allocation of shares is apportioned among participants on the basis of compensation in the year of allocation. ESOP benefits generally become 100% vested after an employee completes seven years of credited service. Benefits are payable upon death, retirement, or disability. The number of shares of common stock allocated to employee accounts was 74,807 shares at December 31, 2004.

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation Committee (the "Committee") consists of Directors Edwards, Horgan, Schreiber and Sherman, none of whom serve as an officer of the Company. None of the Company's executive officers served on the board of directors or compensation committee, or equivalent, of another entity, where one of such entity's executive officers or board members served on the Company's Committee or its Board of Directors.

        Gary M. Horgan, a director of the Company and the Bank, is a partner in the law firm of Horgan, Rosen, Beckham & Coren, LLP. That firm, among other law firms, provides legal services to the Company and the Bank and was paid $178,189 by the Company and the Bank during 2004.

Compensation Committee Report on Executive Compensation

        The Committee was responsible for reviewing and approving the Company's overall compensation and benefit programs, and for administering the compensation of the Company's executive and senior officers.

        The Committee is also responsible for establishing the compensation for the senior executive officers of the Company and its subsidiaries consistent with the Company's business plans, strategies and goals. The Committee establishes the factors and criteria upon which the executive officers' compensation is based and how such compensation relates to the Company's performance, general compensation policies, competitive realities and regulatory requirements.

        The primary goal of the Company's compensation philosophy is to link a substantial portion of executive compensation (including the compensation of the CEO) to the profitability of the Company. The Committee achieves this goal by tying the annual bonus to what it believes are the most significant measures of profitability: return on equity, return on assets, earnings per share, asset growth, and loan quality.

        The second goal of the compensation philosophy is to attract and retain highly competent executives. The Committee achieves this objective by setting base compensation and incentives at competitive levels and by awarding these officers with stock option grants. Annually, the Committee reviews executive compensation levels paid by competitors of a similar asset size to the Company.

        The Committee reviews the base compensation of the CEO and of the executive officers reporting to him. The Committee makes salary determinations for the CEO and, along with the CEO, makes salary recommendations for other members of the Company's executive management team. The Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members take into account the Company's performance and compensation levels paid by comparable competitors.

        Annual cash bonuses are paid to executives based on the Company's overall profitability.

        In determining the CEO's salary for both 2004 and 2005, as well as the bonus for 2004, the Committee focused primarily on the Company's overall profitability, with particular attention to the Company's growth in net income per share, return on equity and return on assets, as well as asset growth and asset quality. Based on those factors, the Committee determined that the CEO's base salary and bonus were appropriate in light of his contribution to the Company's financial performance.

        The Company's Stock Option Committee has granted stock options to a number of members of senior management, including all of the Company's executive officers. All options were awarded at the market value of the Company's common stock on the date of grant. The Company's Stock Option Committee made these grants as additional incentives to the Company's senior officers to improve performance and to increase the Company's stock price. The options have a vesting schedule of at least five years, with an expiration of ten years.

        The Committee believes that the Company's compensation program and compensation levels are effective in attracting, motivating and retaining outstanding executive and senior officers and that they are consistent with the Company's immediate and long-term goals.

                      Compensation Committee

                      Gary M. Horgan, Committee Chairman
                      Fred M. Edwards
                      Richard E. Schreiber
                      Lawrence J. Sherman

Certain Relationships and Related Transactions

        Some of the directors, officers and principal shareholders of the Company and companies with which they are associated are customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business and the Bank expects to have banking transactions with such persons in the future. These transactions include lines of credit of $100,000 each which the Bank has extended to certain of the directors of the Company and the Bank, including Jack A. Sweeney, Lawrence J. Sherman, Fred M. Edwards, H. Anthony Gartshore, Thomas E. McCullough, Marilyn J. Sweeney and Steven J. Sweeney. In the Company's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable banking regulations and other laws and on substantially the same terms, including interest rates, collateral and repayment schedule, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility nor contained terms unfavorable to the Bank. In addition, as of December 31, 2004 and 2003, deposits from directors, named executive officers and their affiliates amounted to $924,000 and $403,000, respectively.

        Gary M. Horgan, a director of the Company and the Bank, is a partner in the law firm of Horgan, Rosen, Beckham & Coren, LLP. That firm, among other law firms, provides legal services to the Company and the Bank and was paid $178,189 by the Company and the Bank during 2004.

        On December 18, 2003, the Company's Board of Directors approved the purchase by the Company from Jack A. Sweeney of 60,000 shares of the Company's common stock in block transactions. In accordance with such plan, the Company purchased 10,000 shares from Mr. Sweeney on January 15, 2004 at a price per share of $28.05, one dollar ($1) per share less than the closing sales price on the trading day immediately prior to the date of sale. Mr. Sweeney has reported that he no longer intends to sell any additional shares to the Company pursuant to such plan.

        Marilyn J. Sweeney, who served as a director of the Company and the Bank, is the wife of Jack A. Sweeney, Chairman of the Board and Chief Executive Officer of the Company and the Bank. For her service as a director of the Company and the Bank, Marilyn J. Sweeney received aggregate fees of $27,500 during 2004.

        Steven J. Sweeney, who serves as General Counsel of the Company and Executive Vice President and General Counsel of the Bank, and also as a director of the Bank, is the son of Jack A. Sweeney. During 2004, Steven J. Sweeney received aggregate compensation of $161,475.

        During 2000, the Bank purchased two life insurance policies on behalf of Jack A. Sweeney. The policies were fully funded at purchase by payment of one-time premiums on the policies, aggregating $6,000,000, and no further premiums are owed on the policies. The Bank owns the cash surrender value of the policies, which is 100% of the equity value of the policies, with no cash surrender charge. The Bank and the insured's estate are co-beneficiaries, with each receiving a certain amount upon the death of the insured. At such time, the insured's estate will receive a death benefit of approximately $5,000,000. The insured reimburses the Bank for the cost of this benefit each year. Also at the time of the insured's death, the Bank will receive its original investment of $6,000,000 plus an additional amount of return on its investment, currently equal to approximately $1,121,000.

AUDIT COMMITTEE REPORT

        The Company's Audit Committee is a committee established by and amongst the Company's Board of Directors for, among other things, the purpose of overseeing the Company's accounting and financial reporting processes and audits of the Company's financial statements. The members of the Audit Committee are Lawrence J. Sherman, Fred M. Edwards and Richard E. Schreiber. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee were "independent" pursuant to Nasdaq's listing standards. The Board of Directors has also determined that Director Richard E. Schreiber, who serves as a member of the Audit Committee, is qualified as an "audit committee financial expert" and is "independent" as those terms are defined by the applicable rules and regulations of the SEC and Nasdaq. On March 23, 2004, the Board of Directors approved an amended and restated charter for the Audit Committee, which is set forth as Appendix "A" to the Proxy Statement for the Company's 2004 Annual Meeting of Shareholders, which statement was filed with the SEC on April 29, 2004.

        In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditor's independence. The Audit Committee has considered whether other non-audit services provided by the independent auditors to the Company are compatible with maintaining the auditors' independence and has discussed with the auditors their independence.

        Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements have been carried out in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles. The Audit Committee relies upon the independent auditors to make such evaluations.

        Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

                      SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

                      Lawrence J. Sherman, Committee Chairman
                      Fred M. Edwards
                      Richard E. Schreiber
                      Dated: April 21, 2005

        For Information regarding the Company's independent accountants, as well as fees paid for audit and non-audit services please refer to the section entitled "INDEPENDENT ACCOUNTANTS," below.

INDEPENDENT ACCOUNTANTS

        The firm of Deloitte & Touche, LLP, served as independent public accountants for the Company and the Bank for 2004 and 2003, and will continue in those capacities in 2005. It is anticipated that a representative of Deloitte & Touche, LLP will be present at the Meeting to respond to appropriate questions from shareholders. In addition to audit services, Deloitte & Touche, LLP performed selected non-audit services, including assisting in the preparation of the Company's tax returns, review of quarterly reports filed with the Securities and Exchange Commission on Form 10-Q and other regulatory reports. All services rendered by Deloitte & Touche, LLP were approved by the Audit Committee of the Company who considered the possible effect of each such service on the independence of Deloitte & Touche, LLP.

Audit Fees

        The aggregate fees billed by Deloitte & Touche, LLP for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2004 and 2003, including reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, amounted to $158,000 and $145,000, respectively.

Audit-Related Fees

        The aggregate fees billed for audit-related services, including procedures related to the Federal Deposit Insurance Corporation Improvement Act (FDICIA) for the years ended December 31, 2004 and 2003 amounted to $162,000 and $18,750, respectively.

Tax Fees

        The aggregate fees billed for tax services (primarily tax consultation and compliance) rendered to the Company by Deloitte & Touche, LLP amounted to $40,000 and $31,670 for 2004 and 2003, respectively.

All Other Fees

        In addition to the fees described above, the Company paid to Deloitte & Touche, LLP fees of $40,000 during 2004 and $0 during 2003. The fees paid in 2004 related primarily to work performed in connection with the audit of the Bank's 401(k) Plan and various registration statement filings made by the Company during 2004.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally effective for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. Any exercise of such pre-approval authority by the Chairman is required to be reported to the Audit Committee at the committee's next scheduled meeting. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors, and the fees for the services performed to date. All services performed by Deloitte & Touche, LLP, including audit, audit-related, tax and other services, were approved in advance in accordance with the Audit Committee's policy.

STOCK PERFORMANCE GRAPH

        The following graph presents the cumulative, five-year total return for the Company's Common Stock compared with the Nasdaq Total Return Index, a broad market index of stocks traded in the Nasdaq National Market, and with SNL Securities Indices of Banks between $500 million and $1 billion in total assets, and between $1 billion and $5 billion in total assets. The graph assumes the value of an investment in the Company's Common Stock, the Nasdaq Index and the SNL Bank Indices were $100 on December 31, 1999, and that all dividends were reinvested.

	Period Ending
Index
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
First Regional Bancorp	100.00	99.33	153.33	206.27	390.67	720.00
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
SNL $500 - $1B Bank Index	100.00	95.72	124.18	158.54	228.61	259.07
SNL $1B - $5B Bank Index	100.00	113.48	137.88	159.16	216.44	267.12

COMMUNICATIONS WITH THE BOARD AND
ANNUAL MEETING ATTENDANCE

        Individuals who wish to communicate with the Company's Board may do so by sending an e-mail to the Company's Board at bod@firstregional.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of Mr. Lawrence J. Sherman, Chairman of the Audit Committee. The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. At the Company's 2004 Annual Meeting of Shareholders, all of the directors of the Company attended.

SHAREHOLDER PROPOSALS

        Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2006 Annual Meeting must be received by the Company by December 30, 2005. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16 (a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission ("SEC") regulations, the Company's directors, certain officers, and greater than 10 percent shareholders are required to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports they file.

        Based solely on its review of copies of such reports received or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and 10 percent shareholders were satisfied, except as described below. Fred M. Edwards filed a Form 4 on April 25, 2005 which included two transactions not reported on a timely basis.

OTHER MATTERS

        The Proxy confers discretionary authority to vote on any matter if the Company did not have notice of the matter at least 45 days before the date on which the Company first mailed its Proxy Materials for the prior year's Annual Meeting of Shareholders. The Company mailed its Proxy Materials for the 2004 Annual Meeting on April 30, 2004 and, accordingly, discretionary authority is conferred to the persons named in the accompanying Proxy to vote on any matter notice of which is not received until after March 16, 2005.

        The Company's Board of Directors does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote said Proxy in accordance with the recommendations of the Company's Board of Directors on such matters, and discretionary authority to do so is included in the Proxy.

        MANAGEMENT OF THE COMPANY WILL SUPPLY WITHOUT COST, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND SCHEDULES BUT WITHOUT EXHIBITS. SAID REQUEST SHOULD BE DIRECTED TO JACK A. SWEENEY, CHAIRMAN, FIRST REGIONAL BANCORP, 1801 CENTURY PARK EAST, 8TH FLOOR, CENTURY CITY, CALIFORNIA 90067.

                      First Regional Bancorp

                      Thomas E. McCullough, Corporate Secretary
                      First Regional Bancorp

Dated: April 25, 2005

FIRST REGIONAL BANCORP
PROXY	2005 ANNUAL MEETING OF SHAREHOLDERS MAY 17, 2005	PROXY

        The undersigned shareholder of First Regional Bancorp (the "Company") hereby nominates, constitutes and appoints Jack A. Sweeney and Lawrence J. Sherman, and each of them, the attorney, agent, and proxy of the undersigned, with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the 2005 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 17, 2005, at 11:00 a.m. in the Board Room of First Regional Bank, 1801 Century Park East, Century City, California 90067, and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

Please mark your votes as indicated in this example ☒
1.
	Election of Directors. Electing the following three persons named below and in the Proxy Statement dated April 25, 2005, accompanying the Notice of said Meeting, to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and have qualified:	AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐
Gary M. Horgan, Thomas E. McCullough and Richard E. Schreiber.

(INSTRUCTION: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:
If you execute and return a proxy that does not withhold authority to vote for the election of any nominee, your proxy will be deemed to grant such authority.

2.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.	AUTHORITY GIVEN ☐	AUTHORITY WITHHELD ☐

PLEASE SIGN AND DATE THE OTHER SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" ON PROPOSAL 1 AND PROPOSAL 2. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, UNLESS A CONTRARY INSTRUCTION IS INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTION. THE PROXY ALSO CONFERS AUTHORITY TO CAST VOTES IN SUCH A WAY AS TO EFFECT THE ELECTION OF ALL THREE NOMINEES. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

        (Please date this Proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

        I do ☐        do not ☐        expect to attend the Meeting.

Dated:	, 2005
(Number of Shares)
(Please Print Your Name)
(Signature of Shareholder)
(Please Print Your Name)
(Signature of Shareholder)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.

QuickLinks

INTRODUCTION
VOTING SECURITIES
SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS
ELECTION OF DIRECTORS
COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT
AUDIT COMMITTEE REPORT
INDEPENDENT ACCOUNTANTS
STOCK PERFORMANCE GRAPH
COMMUNICATIONS WITH THE BOARD AND ANNUAL MEETING ATTENDANCE
SHAREHOLDER PROPOSALS
SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS